SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2003

CYSIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27607 (Commission File Number)	54-1698017 (IRS Employer Identification No.)

10780 Parkridge Blvd., Suite 400
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(703) 259-2300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure

     On September 15, 2003, Cysive, Inc. (“Cysive”) announced that on September 14, 2003 it and Snowbird Holdings, Inc. (“Snowbird”) signed an amendment to the Agreement and Plan of Merger entered into between the two companies on May 30, 2003. A copy of this press release and the Amendment to Agreement and Plan of Merger are attached as exhibits to this current report as Exhibits 99.1 and 2.1, respectively.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 15, 2003, announcing that on September 14, 2003 Cysive, Inc. and Snowbird Holdings, Inc. signed an amendment to the Agreement and Plan of Merger entered into between the two companies on May 30, 2003.

2.1	Amendment to Agreement and Plan of Merger, dated as of September 14, 2003, among Cysive, Inc., Snowbird Holdings, Inc. and Snowbird Merger Sub, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cysive, Inc.

By:	/s/ John R. Lund

John R. Lund
Vice President, Chief Financial Officer, Treasurer, Secretary and Director

Date: September 15, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 15, 2003, announcing that on September 14, 2003 Cysive, Inc. and Snowbird Holdings, Inc. signed an amendment to the Agreement and Plan of Merger entered into between the two companies on May 30, 2003.

2.1	Amendment to Agreement and Plan of Merger, dated as of September 14, 2003, among Cysive, Inc., Snowbird Holdings, Inc. and Snowbird Merger Sub, Inc.